UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2026

Maze Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42490	82-2635018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Oyster Point Blvd., Suite 300
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 850-5070

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value $0.001 per share	MAZE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 4, 2026 (the “Closing Date”), Maze Therapeutics, Inc. (the “Company”) entered into that certain Loan and Security Agreement (the “Hercules Loan Agreement”), by and among the Company, as borrower, the lenders from time to time party thereto, and Hercules Capital, Inc., in its capacity as administrative agent and collateral agent for itself and the lenders party thereto, which provides for a senior secured term loan facility in an aggregate principal amount of up to $200.0 million (the “Hercules Term Loan Facility”). An initial term loan of $40.0 million (the “Tranche 1A Loan”) was funded under the Hercules Term Loan Facility on the Closing Date. In addition to the Tranche 1A Loan, the Hercules Term Loan Facility includes up to an additional six term loan tranches providing up to an aggregate $160.0 million in additional term loans (collectively with the Tranche 1A Loan, the “Term Loans”), which will be available to the Company up to 60 months after the Closing Date, so long as the Company satisfies certain conditions precedent, including compliance with financial covenants, the continued accuracy of the representations and warranties provided by the Company in the Hercules Loan Agreement, satisfaction of certain performance and financing milestones and, in the case of the final tranche of $50.0 million, approval by the lenders’ investment committee. The Hercules Term Loan Facility has a maturity date of February 1, 2031 (the “Maturity Date”). Upon repayment of the Term Loans (whether at the Maturity Date or upon earlier prepayment), the Company is required to pay an exit fee equal to (i) 3.95% of the principal amount being repaid, if repaid on or within 24 months of the Closing Date, (ii) 5.75% of the principal amount being repaid, if repaid more than 24 months after the Closing Date and on or within 48 months of the Closing Date, and (iii) 6.45% of the principal amount being repaid, if repaid thereafter. The Company’s net proceeds from the Tranche 1A Loan were approximately $38.4 million, after deducting estimated debt issuance costs and fees and expenses.

Interest Rate

The Hercules Term Loan Facility will accrue interest at an annual rate determined by reference to the “prime rate” as reported in the Wall Street Journal, with interest rate floors that range from 7.95% (with respect to the Tranche 1A Loan funded on the Closing Date, among other tranches) to 9.25% depending on the tranche. The Hercules Term Loan Facility provides for payment of interest only until (a) 48 months after the Closing Date or (b) if certain performance and financing milestones are satisfied, 60 months after the Closing Date. Accrued interest on the Term Loans is payable on the first business day of each month. Upon an Event of Default (as defined in the Hercules Loan Agreement), the interest rate will automatically increase by an additional 4.00% per annum.

Prepayment

The Term Loans may be prepaid at any time, subject to a prepayment premium equal to (i) 3.00% of the aggregate outstanding principal amount being prepaid, if prepaid on or within 12 months of the Closing Date; (ii) 2.00% of the aggregate outstanding principal amount being prepaid, if prepaid more than 12 months after the Closing Date and on or within 24 months of the Closing Date; (iii) 1.00% of the aggregate outstanding principal amount being prepaid, if prepaid more than 24 months after the Closing Date and on or within 36 months of the Closing Date; and (iv) 0.00% thereafter, and the exit fee described above.

Security

Pursuant to the Hercules Loan Agreement, all of the Company’s obligations under the Hercules Loan Agreement are secured by a first lien perfected security interest on substantially all of its existing and after-acquired assets, subject to customary exceptions.

Representations, Warranties, Covenants, and Events of Default

The Hercules Loan Agreement contains certain representations and warranties, affirmative covenants, negative covenants, financial covenants, and conditions that are customarily required for similar financings. The affirmative covenants, among other things, require the Company to undertake various reporting and notice requirements and an obligation to maintain in force certain rights, approvals and assets. The negative covenants restrict or limit the Company’s ability to, among other things and subject to certain exceptions contained in the Hercules Loan Agreement, incur new indebtedness, create liens on assets, engage in certain fundamental corporate changes, such as mergers or acquisitions, or changes to the Company’s business activities, and to make Investments (as defined in the Hercules Loan Agreement) or distributions, or redemptions, in each case subject to customary exceptions. The negative covenants also restrict the Company’s ability to change its fiscal year, repay other certain indebtedness, engage in certain affiliate transactions, or enter into, amend or terminate any other agreement that has the impact of restricting the Company’s ability to make loan repayments under the Hercules Loan Agreement. In addition, unless either (i) the Company’s market capitalization is greater than or equal to $450.0 million and an aggregate of no more than $85.0 million in principal amount is outstanding under the Term Loans or (ii) the Company’s market capitalization is greater than or equal to $750.0 million, the Company must at all other times maintain unrestricted cash and cash equivalents of at least 50% of the outstanding loan amount, decreasing to 40% and 35% upon satisfaction of certain performance and financing milestones.

The Hercules Loan Agreement also contains certain customary Events of Default which include, among others, non-payment of principal, interest, or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, cross-defaults to material contracts, certain material regulatory-related events and events constituting a change of control. The occurrence of an Event of Default could result in, among other things, the declaration that all outstanding principal and interest under the Hercules Term Loan Facility are immediately due and payable in whole or in part.

The foregoing summary of the Hercules Loan Agreement is not complete and is qualified in its entirety by reference to the full text of the Hercules Loan Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2026.

Item 1.02	Termination of a Material Definitive Agreement

Termination of Banc of California Loan and Security Agreement

In connection with the entry into the Hercules Loan Agreement, the Company’s Loan and Security Agreement, dated as of June 27, 2022, with Banc of California was terminated, effective as of February 2, 2026, and Banc of California’s security interest in the Company’s assets and property was released.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under Item 1.01 is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2026	By:	/s/ Courtney Phillips
Courtney Phillips General Counsel and Corporate Secretary